Exhibit 99.1

REALTY INCOME ANNOUNCES chief legal officer TRANSITION

SAN DIEGO, CALIFORNIA, March 2, 2026….Realty Income Corporation (Realty Income, NYSE: O), The Monthly Dividend Company®, today announced that its Executive Vice President, Chief Legal Officer, General Counsel and Secretary, Michelle Bushore, is leaving the Company. To ensure a smooth transition, Ms. Bushore will continue to serve in her role through September 2, 2026, while the Company conducts a search for a new Chief Legal Officer.

“Michelle has been a well-regarded member of the senior management team and leader for the Company,” said Sumit Roy, Realty Income’s President and Chief Executive Officer. “On behalf of myself, the Board of Directors and the entire team at Realty Income, we want to thank Michelle for her numerous contributions to the continued evolution of the Company. Her tenure has been defined by integrity, sound judgement and unwavering commitment to doing what is right. She was instrumental in helping negotiate two pivotal M&A transactions for our Company and helped shape our governance and compliance practices. I thank her for her dedication to the organization and wish her continued success in her future endeavors.”

"It has been a privilege to contribute to Realty Income’s remarkable growth during my tenure,” said Ms. Bushore. “While I have decided to step away at this time to pursue new opportunities that align with the next chapter of my professional journey, I do so with immense pride in what we have accomplished together. I am deeply grateful to my colleagues, the Board and our partners for their support, and I look forward to watching Realty Income’s continued success in the years ahead."

About Realty Income

Realty Income (NYSE: O), an S&P 500 company, is real estate partner to the world's leading companies®. Founded in 1969, we serve our clients as a full-service real estate capital provider. As of December 31, 2025, we have a portfolio of over 15,500 properties in all 50 U.S. states, the United Kingdom ("U.K."), and eight other countries in Europe. We are known as “The Monthly Dividend Company®” and have a mission to invest in people and places to deliver dependable monthly dividends that increase over time. Since our listing on the NYSE in 1994, we have had 133 dividend increases and are a member of the S&P 500 Dividend Aristocrats® index for having increased our dividend for over 31 consecutive years. Additional information about the company can be found at www.realtyincome.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words “estimated,” “anticipated,” “expect,” “believe,” “intend,” “continue,” “should,” “may,” “will,” “likely,” “plans,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include the announcement of plans and the intentions of management, including with respect to the timing of the transition of the role of Chief Legal Officer. Forward-looking statements are subject to risks, uncertainties, and assumptions about us, which may cause our actual future results to differ materially from expected results. Some of the factors that could cause actual results to differ materially may include changes in decisions with respect to continued employment, and such other risks and factors discussed in the filings by the Company with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2025 under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future plans and performance and speak only as of the date of this press release. The Company does not undertake any obligation to update forward-looking statements or publicly release the results of any forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Investor Relations:

Jonathan Pong

Executive Vice President, CFO and Treasurer

+1 858 284 5177

jpong@realtyincome.com